EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
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EXHIBIT A:

H&Q IPO & EMERGING COMPANY FUND
SPECIAL MEETING OF SHAREHOLDERS
MARCH 23, 2001

The Chairman stated that the first order of business was for the shareholders of the Fund to consider and act upon a proposal to approve an Agreement and Plan of Reorganization (the "Reorganization Plan") by and between H&Q Trust, on behalf of H&Q IPO Fund, and the Mutual Fund Investment Trust ("MFIT"), on behalf of Chase Vista H&Q
IPO & Emerging Company Fund ("Chase Vista H&Q IPO Fund"), and the transactions contemplated thereby, including (a) the transfer of all of the assets and liabilities of H&Q IPO Fund to Chase Vista H&Q IPO Fund, a newly-created series of MFIT ("Chase Vista H&Q IPO Fund") in exchange for (i)
Class A Shares of Chase Vista H&Q IPO Fund (the "Class A Shares") and (ii) Class B Shares of Chase Vista H&Q IPO Fund (the "Class B Shares" and, together with the Class A Shares, the "Chase Vista H&Q IPO Fund Shares"); and (b) the distribution of such Chase Vista H&Q IPO Fund Shares to the Shareholders of H&Q IPO Fund in exchange for all outstanding shares of H&Q IPO Fund.

The Chairman moved for adoption of the following resolution:

RESOLVED, that the Agreement and
Plan of Reorganization pursuant to which the H&Q IPO Fund will transfer all of its assets to the Chase Vista H&Q IPO
Fund in exchange for Class A and Class B
Shares, of such Chase Vista H&Q IPO Fund and the assumption by Chase Vista H&Q
IPO Fund of all liabilities of the H&Q
IPO Fund, followed by the liquidation of the H&Q IPO Fund, the distribution of Shares of the Chase Vista H&Q IPO Fund to the Shareholders of H&Q IPO Fund and the dissolution of the H&Q IPO Fund be, and hereby is, approved.

The Chairman then called on the Secretary to report the results of the voting. The Secretary reported that on the adoption of the resolution approving the Reorganization Plan of the Fund:

(1) 14,494,886 Common Class shares of the Fund
were voted in favor, 985,712 shares against,
with 476,416 shares abstaining;
(2) 	1,365,499 Class A shares of the Fund were
voted in favor, 10,754 shares against, with
9,170 shares abstaining; and
(3) 	963,090 Class B shares of the Fund were voted
in favor, 37,194 shares against, with 7,359 shares abstaining.

The Chairman, upon confirming such report with the Inspector of Election, declared the resolution to approve the Reorganization Plan of the Fund duly adopted by a majority of the shares of each class of the Fund.




EXHIBIT B:

INFORMATION WILL BE DISPLAYED IN THE FOLLOWING ORDER:

ISSUER; TRADE DATE; BOOKRUNNER;
 LEAD MANAGER; CO-MANAGERS;
 UNDERWRITER;
 NO OF UNDERWRITERS; TYPE OF SEC; OFF PRICE;
 SHARES OFFERED (MM); H&Q MNG


(1)
InforMax, Inc.; 10/02/00;BEAR
 BEAR; PIPER, ADHARK
 Banc of America Securities, Chase Securities, Inc., Dain
Rauscher Wessels, Deutsche Banc Alex. Brown, Merrill
Lynch & Co., Morgan Stanley Dean Witter,
Thomas Weisel Partners L.L.C., Robert W. Baird &
Co. Incorporated, William Blair & Company,
Chatsworth S
 23; IPO; 16.000;
 5.000;

(2)
Advanced Switching Communications, Inc.; 10/04/00; MS;
 MS; HQ, RS;
 CIBC World Markets, Dain Rauscher Wessels, Ferris,
Baker Watts Incorporated, First Union Securities,
Inc., Guzman & Company, Edward D. Jones & Co.,
L.P., Nutmeg Securities, Tucker Anthony Incorporated
 8; IPO; 15.000;
 6.250; Yes

(3)
TNPC, Inc.; 10/04/00; DLJ, CSFB;
 DLJ, CSFB; HQ, OPP, PW, SSB, DLJDIR;
 E*OFFERING, Fahnestock & Co. Inc., First Albany
Corporation, Gerard Klauer Mattison & Co.,Inc.,
Invemed Associates, Inc., Janney Montgomery Scott
LLC, Jefferies & Company, Inc., Johnston, Lemon &
Co. Incororated, Legg Mason Wood Walker
Incorporated, McDon;
 17; IPO; 21.000;
 24.000; Yes

(4)
Monsanto Company (New); 10/17/00; GS;
 GS, SSB; JPMORG, MS, BEAR, ML;
 Chase Securities, Inc., Commerzbank Capital
Markets Corporation, Deutsche Bank Securities,
A.G. Edwards & Sons, Inc., ING Barings, Edward D.
Jones & Co., L.P., PaineWebber Incorporated,
Robertson Stephens, SG Cowen Securities Corporation
 9; IPO; 20.000;
 35.000;

(5)
ONI Systems Corp; 10/23/00; GS;
 GS, CSFB; MONTG, HQ, RS;

 0; SEC; 74.500;
 8.000; Yes

(6)
Transmeta Corp; 11/06/00; MS;
 MS, ALEX; SSB, MONTG, COWEN;
 Abn Amro Incorporated, Adams, Harkness & Hill
Inc., Sanford C. Bernstein ;
& Co., Inc, Chase Securities, Inc., Chatsworth Securities,
LLC, Dain Rauscher Wessels, A.G. Edwards &
Sons, Inc., First Union Securities, Inc., Edward D.
Jones & Co., L.P., Pacific G;
 10; IPO; 21.000;
 13.000

(7)
Luminent, Inc.; 11/09/00; CSFB;
 CSFB; OPP, RS, PIPER, VANKAS;
 William Blair & Company, Chase Securities, Inc.,
Crowell, Weedon & Co., D.A. Davidson & Co., A.G.
Edwards & Sons, Inc., First Albany Corporation,
L.H. Friend, Weinress, Frankson & Presson, Inc.,
Gruntal & Co., L.L.C., Hoak Breedlove Wesneski & Co., Invern
 19; IPO; 12.000;
 12.000;

(8)
Southern Company, The; 12/06/00; GS;
 GS; MONTG, LEHMAN, ML, MS, WDR;
 Abn Amro Incorporated, Blaylock & Partners, L.P.,
Cazenove Incorporated, Chase Securities, Inc.,
A.G. Edwards & Sons, Inc., First Union Securities,
Inc., Jackson Securities Incorporated, Edward D.
Jones & Co., L.P., Raymond James & Associates, Inc., Willi
 10; SEC; 28.500;
 25.000;

(9)
KPMG Consulting, Inc; 02/07/01; MS;
 MS; GS, JPMHQ, ML;

0; IPO; 18;
 112.482; Yes



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Rule 10F3 Checklist

Securities received at IPO offering or secondary offering (s)

INFORMATION DISPLAYED IN FOLLOWING ORDER:

DATE; COMPANY;
UNDERWRITER; IPO / SECONDARY; SHARES; PRICE; COMMISSION; COMMISSION %; FAIR COMM; 3 YR HISTORY; ALLOCATION % LIMIT; JP MORGAN BENEFICIAL HOLDING

10/2/00; Informax; Bear Stearns; IPO; 10,000; 16.00;  1.120;  7.00;
yes; yes; no; no;


10/4/00; Advanced Switching Communications; Morgan Stanley;  IPO;
20,000;  15.00;  1.050;  7.00; yes; yes; no; no;

10/5/00; The New Power Co (TNPC); CS First Boston;  IPO;  2,500;
 21.00;  1.210;  5.76; yes; yes; no; no;

10/17/00; Monsanto; Goldman Sachs;  IPO;  75,000; 20.00;
 1.000;  5.00; yes; yes; no; no;

10/23/00; Oni Systems; Goldman Sachs;  SEC;  5,000;  74.50;
 3.230;  4.34; yes; yes; no; no;

11/6/00; Transmeta; Morgan Stanley;  IPO; 5,000;  21.00;  1.470;
 7.00; yes; yes; no; no;

11/10/00; Luminent Inc.; CS First Boston;  IPO;  1,500;  12.00;
0.840;  7.00; yes; yes; no; no

12/7/00; Southern Co; Goldman Sachs;  SEC;  25,000;  28.50;
0.920;  3.23; yes; yes; no; no;

2/7/01; KPMG Consulting; Morgan Stanley;  IPO;  5,000;
 18.00;  0.720;  4.00; yes; yes; no; no;